EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 5, 2004 relating to the consolidated financial statements of Kronos Worldwide, Inc., which appears in such Registration Statement. We also consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 5, 2004 relating to the financial statement schedules, which appears in Kronos Worldwide, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                                     PricewaterhouseCoopers LLP

Dallas, Texas
October 7, 2004